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                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-115247


                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated June 2, 2004
                             and supplemented by the
                             Prospectus Supplements,
 dated June 8, 2004, June 15, 2004, June 17, 2004, June 21, 2004, July 12, 2004,
     August 3, 2004, August 18, 2004, September 23, 2004, October 22, 2004,
                    November 2, 2004 and November 16, 2004.

                                       of

                               FINDWHAT.COM, INC.


         Prospect Street NYC Co-Investment Fund LP ("Prospect") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o 7,000 shares on November 29, 2004 at an average price of $19.08 per share; and
o 7,320 shares on November 30, 2004 at an average price of $19.00 per share.

This sale was effected by Charles Schwab & Co., Inc. ("Charles Schwab"), as agent. Charles Schwab received a commission of $859.20 in connection with the sales. Immediately following this sale, Prospect beneficially owned 1,591 shares of our common stock.

         On December 7, 2004, the closing price per share of our common stock on the Nasdaq National Market was $18.67.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is December 8, 2004.